EXHIBIT 10.1
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                          PURCHASE AGREEMENT
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(Parkway City Mall; Huntsville, Alabama)


     THIS AGREEMENT (this "Agreement") is made and entered into as of October ___, 1998 (the "Effective Date") by and between HUNTSVILLE MALL ASSOCIATES, an Illinois general partnership (hereinafter called "Seller"), and CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (hereinafter called "Buyer").

R E C I T A L S
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     A.    Seller is the owner of that certain real property located in the City of Huntsville, County of Madison, State of Alabama, consisting primarily of a shopping center sometimes known as "Parkway City Mall".

     B. Buyer desires to purchase such premises on the terms and conditions hereinafter documented.

     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

     1. Purchase and Sale. Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to
(i) the land (the "Land") described in Exhibit "A" attached hereto and made a part hereof, together with any other land, if any, owned by Seller which is part of the Parkway City Mall, (ii) all improvements, structures and fixtures located upon the Land, (iii) those items of tangible personal property described in Exhibit "B" attached hereto and made a part hereof,
(iv) the name "Parkway City Mall" (and any related trademarks, service marks and logos), and (v) to the extent assignable, all right, title and interest of Seller in and to all leases, reciprocal easement agreements, contract rights, development rights, plans and specifications, warranties, licenses, permits, tenant lists, advertising material and telephone exchange numbers relating solely to the Property (hereinafter, collectively, the "Property"), all upon the terms, covenants and conditions hereinafter set forth.

     2.    Purchase Price.

           A. The purchase price (the "Purchase Price") for the Property shall be the sum of Eight Million Two Hundred Thousand and No/100 Dollars ($8,200,000.00).

     3. Payment of Purchase Price. The Purchase Price shall be paid to Seller by Buyer as follows:

           A. Escrow Deposit. Within two (2) business days following the Effective Date, Buyer shall deliver a $1,000,000.00 irrevocable letter of credit (the "Deposit L/C") in form reasonably acceptable to Seller drawn on a major bank reasonably acceptable to Seller to Fidelity National Title Insurance Company, 200 Galleria Parkway, Suite 1695, Atlanta, Georgia 30339, Attention: Sally F. Tyler (which company, in its capacity as escrow holder hereunder, is called "Escrow Holder"). Buyer shall at all times keep the Deposit L/C in full force and effect. If Buyer shall fail to renew or extend the Deposit L/C within thirty (30) days of its expiration date (as such expiration date may be extended from time to time), which failure shall not be cured within three (3) business days following delivery of notice from Escrow Holder to Buyer (and in all events not later than five (5) business days prior to its expiration date), Escrow Holder is


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irrevocably instructed (without further authorization and notwithstanding any objections of Buyer) to draw down such Deposit L/C and to retain the proceeds thereof in escrow hereunder. The Deposit L/C (and the proceeds thereof, if drawn hereunder) shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. At all times in which the Escrow Holder is holding the proceeds of the Deposit L/C, such proceeds shall be invested by Escrow Holder in the following investments ("Approved Investments"): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution reasonably acceptable to Seller, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Deposit L/C, and any proceeds thereof (including any interest thereon), shall be disposed of by Escrow Holder only as provided in this Agreement.

           B. Closing Payment. The Purchase Price, as adjusted by the application, if any, of the proceeds of the Deposit L/C, if applicable hereunder, and by the prorations and credits specified herein, shall be paid in cash on the "Closing Date", as hereinafter defined (the amount to be paid under this subparagraph B being herein called the "Closing Payment").

     4.    Conditions Precedent.

           A.    Title Matters.

                 (1)  Title Report.    Within two (2) business days of
the Effective Date, Seller will deliver to Buyer copies of its existing title policy and an existing survey of the Property (to the extent any of the foregoing is in Seller's possession). Buyer shall promptly order (and obtain during the "Title Review Period," as hereinafter defined) a current title report or commitment ("Title Report") covering the Property from Fidelity National Title Insurance Company (which company, in its capacity as title insurer hereunder, is herein called the "Title Company") and a current ALTA survey of the Property ("Survey"). If Buyer shall fail to deliver a "Title Objection Notice" (as hereinafter defined) setting forth those title and survey matters to which Buyer objects on or before the date which is thirty (30) days after the Effective Date (the "Title Review Period"), Buyer shall be deemed to have approved the exceptions to title shown on the Title Report and the matters disclosed on the Survey. If Buyer shall disapprove any title or survey matters which Buyer is permitted to disapprove hereunder, Buyer shall give written notice thereof ("Title Objection Notice") to Seller prior to the expiration of the Title Review Period. Upon receipt by Seller of a Title Objection Notice given in a timely manner, then Seller shall have until the sooner to occur of (1) three (3) business days from receipt of such Title Objection Notice and (2) the Closing Date, within which to notify Buyer as to each properly disapproved matter either that (i) Seller elects not to cause such disapproved matter to be removed as of the Closing Date (or otherwise take any action with respect thereto), or (ii) Seller intends to either (a) use commercially reasonable efforts to cause such disapproved matter to be removed on the Closing Date, or (b) obtain a title endorsement (if available) insuring over such disapproved matter if the effect of such matter can be reasonably and effectively insured over; provided, however, Seller shall have no liability if for any reason, after electing under (ii) above, such disapproved matters are not removed or insured over as of the Closing Date (in which event, Buyer shall have the right to make the election under clauses (x) or (y) below). Failure to deliver any written notification by Seller of its election within such period shall be deemed to be an election not to cause any such disapproved matters to be removed. If Seller elects not to cause any or all such disapproved matters to be removed or insured over as aforesaid, Buyer shall have until the sooner to


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occur of (1) two (2) business days from receipt of written notice thereof
(or from the date of Seller's deemed election as aforesaid) and (2) the Closing Date, within which to notify Seller in writing either that (x) Buyer revokes its disapproval and will proceed with the purchase of the Property without any reduction in the Purchase Price and will take subject to such matters, or (y) Buyer terminates this Agreement (and thereupon the Deposit L/C, or any proceeds thereof (and any interest thereon) if previously drawn upon, shall be delivered to Buyer and, except for those provisions hereof which survive termination, this Agreement shall thereupon terminate). Failure to deliver any written notification by Buyer of its election within such period shall be deemed to be an election to terminate this Agreement as set forth above. Notwithstanding anything to the contrary contained herein, at "Closing" (as hereinafter defined) Seller shall be obligated to cause the removal of any exceptions evidencing any deeds of trust or other similar documents) securing financing obtained by Seller and to cause the removal (or to obtain title insurance over) any tax or judgment liens against Seller and any mechanic's or materialmen's liens against the Property for work performed by or on behalf of Seller.

                 (2) Permitted Exceptions. All matters set forth on the Title Report which are not timely objected to by Buyer, are herein called the "Permitted Exceptions". The term "Permitted Exceptions" shall additionally include (i) any title matters objected to by Buyer, which objections are subsequently waived by Buyer, and (ii) any title matters objected to by Buyer, which objections are removed or which are otherwise cured to Buyer's reasonable satisfaction. Buyer shall have the option to waive the condition precedent set forth in this Paragraph 4A by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

                 (3) Exceptions to Title. Buyer shall be obligated to accept title to the Property, subject only to the following exceptions to title:

                      (a) Real estate taxes and assessments not yet due and payable;

                      (b) The printed exceptions which appear in the standard ALTA form owner's policy of title insurance with extended coverage (if requested by Buyer) issued by Title Company in the State of Alabama; and

                      (c)   The Permitted Exceptions.

Conclusive evidence of the availability of such title, and a condition to Buyer's obligation to close, shall be the irrevocable commitment of Title Company to issue to Buyer on the Closing Date an ALTA owner's title insurance policy with extended coverage (if requested by Buyer) in the standard form issued in the State of Alabama ("Owner's Policy"), in the face amount of the Purchase Price, which policy shows (i) title to the Property to be vested of record in Buyer, and (ii) the above exceptions to be the only exceptions to title.

           B.    Due Diligence Reviews.

                 (1)  Property Due Diligence.  Buyer shall have until
5:00 p.m. (Central time) on the date which is fifteen (15) days after the Effective Date (the "Due Diligence Period") within which to perform and complete all of Buyer's due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all leases, service contracts, and all physical and compliance matters and conditions respecting the Property (other than (i) title and survey matters which shall be governed by the provisions of Paragraph 4A above and (ii) environmental reviews which shall be governed by the provisions of Paragraph 4B(2) below).



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                 (2)  Environmental Reviews.  Buyer shall have until 5:00
p.m. (Central time) on the date which is thirty (30) days after the Effective Date (the Environmental Review Period") within which to perform and complete all of Buyer's due diligence examinations, reviews and inspections of all environmental matters and conditions respecting the Property.

                 (3) General Due Diligence Provisions. During the Due Diligence Period, Seller shall make available to Buyer, upon reasonable advance notice, such leases, service contracts and other contracts and documents (to the extent the same are not proprietary, privileged or otherwise internal) directly relating to the Property as Buyer shall reasonably request (to the extent the same are in Seller's possession or control). During the Due Diligence Period (and during the Environmental Review Period, solely as to environmental reviews), Seller shall provide Buyer with reasonable access to the Property upon reasonably advance notice. Buyer shall promptly commence, and shall diligently and in good faith pursue, all of its due diligence and environmental reviews hereunder.

Buyer shall at all times conduct its due diligence and environmental reviews, inspections and examinations in a manner so as to not cause damage, loss, cost or expense to Seller or the Property and so as to not interfere with or disturb any tenant at the Property, and Buyer will indemnify, defend, and hold the Property and Seller, its constituent partners and each of their officers, directors, employees, shareholders, partners, members, affiliates and agents harmless from and against any such damage, loss, cost or expense resulting from a breach of the foregoing (the foregoing obligation surviving closing or any earlier termination of this Agreement). Without limitation on the foregoing, in no event shall Buyer make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like) without Seller's express written consent (and shall in all events promptly restore the Property to its prior condition and repair thereafter). Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations conducted hereunder. Upon Seller's written request therefor (but not otherwise), Buyer shall promptly deliver to Seller true, accurate and complete copies of any soils, environmental and engineering reports relating to the Property prepared for or on behalf of Buyer by any third party. In the event of termination hereunder, Buyer shall return all documents and other materials furnished by Seller hereunder. Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential. If, (i) on or before the expiration of the Due Diligence Period, Buyer shall determine that it intends to proceed with the acquisition of the Property (subject to its title and environmental reviews), and (ii) on or before the expiration of the Environmental Review Period, Buyer shall determine that its environmental reviews are acceptable and that it intends to proceed with the acquisition of the Property, then in each such event Buyer shall promptly notify Seller and Escrow Holder of such determination in writing (each such notice being herein called an "Approval Notice"). If, however,
(i) on or before the expiration of the Due Diligence Period, Buyer shall determine in its sole and absolute discretion that it does not wish to acquire the Property or, (ii) if on or before the expiration of the Environmental Review Period, Buyer shall determine in its sole and absolute discretion based solely on the results of its environmental reviews that it does not wish to acquire the Property, then in each such case Buyer shall promptly notify Seller of such determination in writing (each such notice being herein called a "Termination Notice"), whereupon the Deposit L/C, or the proceeds thereof (and any interest thereon) if previously drawn upon, shall be returned to Buyer and except for those provisions hereof which survive termination, this Agreement, shall terminate. In the event that, on or before the expiration of the Due Diligence Period or Environmental Review Period, Buyer shall fail to have delivered the applicable Termination Notice to Seller, Buyer shall be deemed to have elected not to proceed with the acquisition of the Property.



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           C.    Performance by Seller.  The performance and observance,
in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer's obligation to purchase the Property. In addition, in the event that on the Closing Date, the representations or warranties of Seller contained in Paragraph 7B below shall be inaccurate in a materially adverse manner, then Buyer shall have the right to terminate this Agreement. Buyer shall have the option to waive the condition precedent set forth in this Paragraph 4C by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

           D. Performance by Buyer. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by it prior to or on the Closing Date shall be a condition precedent to Seller's obligation to sell the Property.

In addition, in the event that, on the Closing Date, the representations or warranties of Buyer contained in Paragraph 7C below shall be inaccurate in a materially adverse manner, then Seller shall have the right to terminate this Agreement. Seller shall have the option to waive the condition precedent set forth in this Paragraph 4D by written notice to Buyer. In the event of such waiver, such condition shall be deemed satisfied.

     5. Closing Procedure. The closing ("Closing") of sale and purchase herein provided shall be consummated through escrow ("Escrow") with Escrow Holder. As used herein, "Closing Date" means the sooner to occur of (i) November 30, 1998, or (ii) the date which is five (5) days after the expiration of the Environmental Review Period, or such earlier date as may be agreed upon by Buyer and Seller; provided, however, Seller shall have the right, at its sole option, to extend the Closing Date for up to thirty (30) days by giving written notice thereof to Buyer prior to the Closing Date.

           A. Escrow. On or before the Closing Date, the parties shall deliver to Escrow Holder the following: (1) by Seller, a duly executed and acknowledged original special warranty deed ("Deed") in the form of Exhibit "C" attached hereto and made a part hereof, and (2) by Buyer, the Closing Payment in immediately available federal funds. Such deliveries shall be made through Escrow pursuant to escrow instructions ("Escrow Instructions") to be executed among Buyer, Seller, Escrow Holder and Title Company in form reasonably acceptable to such parties in order to effectuate the intent hereof. The conditions to the Closing of such escrow shall include the Escrow Holder's receipt of the Deed, the Closing Payment and a notice from each of Buyer and Seller authorizing the closing of the transactions as contemplated herein (each of Buyer and Seller being obligated to deliver such authorization notice as soon as it is reasonably satisfied that the other party is in a position to deliver the items to be delivered by such other party under subparagraph B below).

           B. Delivery to Parties. Upon the satisfaction of the conditions set forth in the Escrow Instructions, then (x) the Deed shall be delivered to Buyer by the same being deposited for recordation, and the Deposit L/C shall be returned to Buyer (if not previously drawn upon hereunder), (y) the Closing Payment (and the proceeds of the Deposit L/C, and any interest thereon, if previously drawn upon) shall be delivered by Escrow Holder to Seller by no later than 12:00 p.m. (noon) on the Closing Date and (z) at the Closing Conference, the following items shall be delivered:



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                 (1)  Seller Deliveries.  Seller shall deliver the
following to Buyer, either directly or through Escrow hereunder:

                      (a) A duly executed and acknowledged bill of sale, assignment and assumption agreement ("Assignment and Assumption Agreement") in the form of Exhibit "D" attached hereto and made a part hereof;

                      (b) A certificate of Seller ("Seller Closing Certificate") certifying that, subject to the limitations contained in this Agreement, the representations and warranties of Seller contained in Paragraph 7B hereof are true and correct in all material respects as of the Closing Date (or noting any changes therein) as if made on and effective as of the Closing Date;

                      (c) Duly executed and acknowledged certificates regarding the "non-foreign" status of Seller;

                      (d) Evidence reasonably satisfactory to Buyer and Title Company respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

                      (e)   Such additional documents as may be
reasonably required by Buyer and Title Company in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

                 (2) Buyer Deliveries. Buyer shall deliver the following to Seller either directly or through Escrow hereunder:

                      (a) A duly executed and acknowledged Assignment and Assumption Agreement;

                      (b)   A certificate of Buyer ("Buyer Closing
Certificate") certifying that, subject to the limitations contained in this Agreement, the representations and warranties of Buyer contained in Paragraph 7C hereof are true and correct in all material respects as of the Closing Date (or noting any changes thereto);

                      (c) Evidence reasonably satisfactory to Seller and Title Company respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

                      (d)   Such additional documents as may be
reasonably required by Seller and Escrow Holder in or to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

           C.    Closing Costs.  Seller shall pay at Closing one-half
(1/2) of (i) any transfer tax attributable to the Deed, (ii) the title insurance premium for the Owner's Policy at a rate not in excess of standard issue rates (the "Prorated Premium"), (iii) the recording costs of the Deed, and (iv) one-half of any escrow or closing charges of the Title Company. Buyer shall pay at Closing one-half (1/2) of (i) any transfer tax attributable to the Deed, (ii) the Prorated Premium, (iii) the recording costs of the Deed, and (iv) any escrow or closing charges of the Title Company. Buyer shall be solely responsible for the payment of (i) all premiums and costs for any "extended coverage" or endorsements to the Owner's Policy, together with the cost of any other title insurance coverage (such as lender's title insurance policies) and any update of the


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Survey, (ii) only mortgage tax, (iii) any other recording costs, and (iv)
all fees, costs or expenses incurred by Buyer in connection with Buyer's due diligence reviews hereunder. Each of Seller and Buyer shall pay its own attorneys' fees and its respective share of prorations as hereinafter provided. Notwithstanding the foregoing, in the event the sale contemplated hereby does not close on the Closing Date, then each party shall pay all costs incurred by it.

           D.    Prorations.

                 (1) Items to be Prorated. The following shall be prorated between Seller and Buyer as of the Closing Date (with Buyer being debited or credited, as appropriate, for the Closing Date itself):

                      (a) Taxes and Assessments. All real estate taxes and assessments on the Property payable in respect to the current fiscal year of the applicable taxing authority in which the Closing Date occurs (the "Current Tax Year"). Such real estate taxes and assessments shall be prorated on a per diem basis based upon the number of days in the Current Tax Year prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Tax Year on and after the Closing Date (which shall be allocated to Buyer). Upon the Closing Date and subject to the adjustment provided for above, Buyer shall be responsible for real estate taxes and assessments on the Property payable in respect to the Current Tax Year and al periods after the Current Tax Year. In the event that any assessments on the Property are payable in installments, then the installment for the Current Tax Year shall be prorated in the manner set forth above (with Buyer assuming the obligation to pay any installments due after the Closing Date). With respect to the Current Tax Year and all prior periods, Seller hereby reserves the right to institute or continue any proceeding or proceedings for the reduction of the assessed valuation of the Property, and, in its sole discretion, to settle the same. Seller shall have sole authority to control the progress of, and to make all decisions with respect to, such proceedings. All net tax refunds and credits attributable to any period prior to the Current Tax Year shall belong to and be the property of Seller. All net tax refunds and credits attributable to any period subsequent to the Current Tax Year shall belong to and be the property of Buyer. All net tax refunds and credits attributable to the Current Tax Year shall be apportioned in the same manner as provided above for taxes and assessments for such Current Tax Year, after deducting all expenses, including attorneys' and consultants' fees and costs and disbursements, incurred in obtaining such refund, and if applicable, all amounts payable in connection therewith to tenants pursuant to tenant leases. Buyer agrees to reasonably cooperate with Seller in connection with the prosecution of any such proceedings.

                      (b) Rents. All fixed and percentage rentals, and other tenant charges and reimbursements received in connection with the Property (collectively, the "Rents"). The method of prorating such Rents shall be subject to the agreement of the parties during the Due Diligence Period but the parties acknowledge that they intend to cause a final schedule of adjustments to be prepared (based on reasonable estimates and reconciliations where appropriate) so as to finalize such rent prorations (with only limited reproration as provided in Paragraph 5D(2) below). If the parties are unable to agree upon the method of prorating Rents on or before the Due Diligence Period, either party may give notice of its intention to terminate this Agreement by giving written notice thereof within five (5) business days thereafter (and, except for matters which survive termination, this Agreement shall terminate three (3) business days thereafter unless the other party shall agree to such terminating party's Rent proration computations prior to such termination).

                      (c) Operating Expenses. All items of income or expense under any of the "Service Agreements", as hereinafter defined, together with all other normal and customary operating expenses.



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                 (2)  Calculation.  The prorations and payments shall be
made on the basis of a written statement submitted to Buyer and Seller by Escrow Holder prior to the Close of Escrow and approved by Buyer and Seller. In the event any prorations or apportionments made under this subparagraph D shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same provided written notice of such inaccuracy and request for correction is given not later than November 30, 1998. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available, but not later than November 30, 1998.

     6. Condemnation or Destruction of Property. In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable (and pay any applicable deductible amount thereunder, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date), as applicable; provided, however, that Seller shall retain any proceeds received (and the right to receive any proceeds) of rental income insurance or a temporary taking award that are attributable to a period prior to the Closing Date. Notwithstanding the foregoing, in the event of a condemnation of all or any portion of the Property, if the condemnation award with respect thereto shall exceed $250,000, Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date (whereupon the Deposit L/C, or any proceeds thereof [and interest thereon] if previously drawn upon, shall be returned to Buyer and, except for those provisions hereof which survive termination, this Agreement shall terminate).

     7.    Limited Representations, Warranties and Covenants.

     A. DISCLAIMER RELEASE AND ASSUMPTION. AS AN ESSENTIAL INDUCEMENT TO SELLER TO ENTER INTO THIS AGREEMENT, BUYER ACKNOWLEDGES, UNDERSTANDS AND AGREES AS FOLLOWS, BOTH AS OF THE DATE HEREOF AND AS OF THE CLOSING DATE, AND EXCEPT AS SET FORTH IN PARAGRAPH 7(B) BELOW:

     (1)   DISCLAIMER.

     (a) AS-IS NATURE OF TRANSACTION. THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN "AS IS, WHERE IS, WITH ALL FAULTS" BASIS AND THAT, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY OR ANY OTHER MATTER WHATSOEVER.

     (b) SOPHISTICATION OF BUYER. BUYER IS A SOPHISTICATED PURCHASER WHO IS FAMILIAR WITH THE OWNERSHIP, DEVELOPMENT AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY AND THAT BUYER HAS OR WILL HAVE ADEQUATE OPPORTUNITY TO COMPLETE ALL PHYSICAL AND FINANCIAL EXAMINATIONS RELATING TO THE ACQUISITION OF THE PROPERTY HEREUNDER IT DEEMS NECESSARY, AND WILL ACQUIRE THE SAME SOLELY ON THE BASIS OF SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER'S POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER.


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     (c)   DUE DILIGENCE MATERIALS.  ANY INFORMATION PROVIDED OR TO BE
PROVIDED WITH RESPECT TO THE PROPERTY IS SOLELY FOR BUYER'S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER SHALL NOT BE LIABLE FOR ANY MISREPRESENTATION OF ANY KIND OR ANY FAILURE TO INVESTIGATE THE PROPERTY NOR SHALL SELLER BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS, OR OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY SELLER, MANAGER, OR BY ANY REAL ESTATE BROKER, AGENT, REPRESENTATIVE, AFFILIATE, EMPLOYEE, SERVANT OR OTHER PERSON OR ENTITY ACTING ON SELLER'S BEHALF (COLLECTIVELY, "SELLER RELATED PARTIES").

     (d) RELEASE. BUYER RELEASES SELLER AND ALL SELLER RELATED PARTIES FROM ALL CLAIMS WHICH ANY BUYER OR ANY PARTY RELATED TO, AFFILIATED WITH, OR CLAIMING BY, THROUGH OR UNDER BUYER (A "BUYER RELATED PARTY") HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY (INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, ANY DEFECTS, ERRORS OR OMISSIONS RESPECTING THE PHYSICAL CONDITION OF THE PROPERTY, ANY DEVELOPMENT RIGHTS OR POTENTIAL WITH RESPECT TO THE PROPERTY, AND ANY ENVIRONMENTAL CONDITIONS AFFECTING THE PROPERTY) AND BUYER SHALL NOT LOOK TO ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.

BUYER ACKNOWLEDGES THAT THE FOREGOING WAIVER INCLUDES CLAIMS UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION LIABILITY ACT ("CERCLA"), AND ANY OTHER FEDERAL, STATE AND LOCAL ENVIRONMENTAL LAWS. IN THAT CONNECTION, BUYER FURTHER ACKNOWLEDGES THAT BUYER MAY HAVE NO REMEDY AGAINST SELLER'S PREDECESSORS (IF ANY) WITH RESPECT TO MATTERS RELATING TO THE PROPERTY.

     (e) ASSUMPTION. EFFECTIVE AS OF THE CLOSING DATE, BUYER HEREBY ASSUMES ALL OF SELLER'S LIABILITIES AND OBLIGATIONS WITH RESPECT TO THE PROPERTY ARISING FROM AND AFTER THE DATE OF CLOSING AND SHALL INDEMNIFY, DEFEND AND HOLD SELLER AND ALL SELLER RELATED PARTIES HARMLESS FROM AND AGAINST ALL CLAIMS ASSERTED AGAINST SELLER OR ANY SELLER RELATED PARTY WITH RESPECT TO SUCH LIABILITIES AND OBLIGATIONS.

     (f) SURVIVAL. THIS PARAGRAPH 7A SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING DATE AND SHALL NOT BE DEEMED TO HAVE MERGED INTO ANY OF THE DOCUMENTS EXECUTED OR DELIVERED AT CLOSING.

     (B) Limited Representations and Warranties of Seller. Seller hereby represents and warrants that, except as set forth in Exhibit "E" attached hereto and made a part hereof, Seller has no knowledge that any of the following statements is untrue (and, for purposes of this Agreement, Seller's knowledge shall mean only the present actual knowledge of Glenn Emig and Andrea Backman, after having Seller's third party property manager, review the representations and warranties contained herein, but otherwise without any duty to investigate and with any imputed or constructive knowledge being excluded):

           (1) Litigation. There is no pending action, litigation, condemnation or other proceeding against the Property or against Seller with respect to the Property.

           (2) Service Agreements. Other than those which are cancelable on not more than 90 days' notice, Seller has not entered into any service agreements or contracts ("Service Agreements") or other agreements (other than as set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except as described in Exhibit "F" attached hereto.

           (3) Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a general partnership, duly organized and validly existing and in good standing under the laws of the State of Illinois, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

           (4) Environmental Matters. Except for asbestos at the Property, the underground storage tanks respecting the former Montgomery Wards property or as otherwise set forth in the reports described in Exhibit "G" attached hereto and made a part hereof (the "Environmental Reports"), Seller has received no written notice of the existence, deposit, storage, removal, burial or discharge of any material known to Seller to be a "Hazardous Material" at, upon, under, within or adjacent to the Property, in an amount which, in Seller's reasonable judgment, would, as of the date hereof, give rise to an "Environmental Compliance Cost". The term "Hazardous Material" shall mean (i) asbestos and any chemicals, flammable substances or explosives, any radioactive materials (including radon), any hazardous wastes or substances which have, as of the date hereof, been determined by any applicable Federal, State or local government law to be hazardous, toxic or waste by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, and/or any instrumentality now or hereafter authorized to regulate materials and substances in the environment which has jurisdiction over the Property ("Environmental Agency"), and (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, which materials listed under items (i) and (ii) above cause the Property (or any part thereof) to be in material violation of any applicable environmental laws or the regulations of any Environmental Agency; provided, however, that the term "Hazardous Material" shall not include motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline. The term "Environmental Compliance Cost" means any reasonable out-of-pocket cost, fee or expense incurred directly to satisfy any requirement imposed by an Environmental Agency to bring the Property into compliance with applicable Federal, State and local laws and regulations directly relating to the existence on the Property of any Hazardous Material. Seller has not entered into any contract or agreement whereby Seller has released any prior owner or lessee of the Property, any present lessee, or any adjacent property owner, from liability arising as a result of Hazardous Materials existing on, under or from the Property at any time.

           (5) List of Leases. Attached as Exhibit "H" and made a part hereof is a true, complete and accurate list, as of the date thereof, of all tenant leases (including all modifications and amendment thereto) respecting the Property.

           (6) Compliance. Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances.

     C. Representations and Warranties of Buyer. Buyer hereby represents and warrants that this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer; Buyer is a corporation, duly organized and validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement; and Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

     D. Survival. Any cause of action of a party for a breach of the representations and warranties contained herein or in any document executed or delivered at Closing shall survive until November 30, 1998 (the "Survival Period"), at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Notwithstanding the foregoing, if Buyer shall have actual knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder).

     E. Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement:

                 (1) Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.

                 (2) Seller shall not enter into any additional service contracts or other similar agreements without the prior consent of Buyer, except those deemed reasonably necessary by Seller and which are cancelable on 90 days' notice.

                 (3) Seller shall not enter into any new tenant leases or material modifications (including but not limited to any lease terminations) of any existing tenant leases with respect to the Property, without Buyer's consent (which consent will not be unreasonably withheld and will be deemed given if not disapproved in writing within five (5) days of written request for approval from Seller); provided, however, Buyer shall pay, or reimburse Seller, for any and all tenant improvement costs, leasing commissions or other expenses in connection with any such new leases or modifications of existing leases entered into after the date hereof.

     8. DISPOSITION OF DEPOSIT. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF, AND BUYER SHALL NOT HAVE DEFAULTED UNDER THIS AGREEMENT, THEN THE DEPOSIT L/C OR ANY PROCEEDS THEREOF (AND INTEREST THEREON) IF PREVIOUSLY DRAWN UPON, SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER; PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE SOLELY BY REASON OF SELLER'S DEFAULT, AND BUYER SHALL HAVE FULLY PERFORMED ITS OBLIGATIONS HEREUNDER AND

SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL BE ENTITLED TO SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED). IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE FOR ANY REASON OTHER THAN THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF OR THE DEFAULT OF SELLER, THEN THE DEPOSIT L/C SHALL PROMPTLY BE DRAWN UPON BY ESCROW HOLDER (IF NOT PREVIOUSLY DRAWN UPON BY ESCROW HOLDER) AND THE PROCEEDS THEREOF (AND ANY INTEREST THEREON) SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE DEPOSIT L/C SHALL BE RETURNED TO BUYER IF NOT PREVIOUSLY DRAWN UPON OR, IF SO DRAWN UPON, THE PROCEEDS OF THE DEPOSIT L/C SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE RETENTION OF THE PROCEEDS OF THE DEPOSIT L/C, AND ANY INTEREST THEREON, SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF PARAGRAPH 9 HEREOF.

           --------------------              --------------------
           Seller's Initials                 Buyer's Initials

    9.     Miscellaneous.

           A.    Brokers.

                 (1) Except as provided in subparagraph (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this Paragraph 9A(1) shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.


                 (2) If and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Hamptons International ("Broker") pursuant to a separate written agreement with Broker.

           B.    Limitation of Liability.

                 (1) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $500,000.

                 (2) In no event shall Seller have any liability pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied under this Agreement or any document executed or delivered in connection therewith), if any, unless and until such liabilities shall exceed $10,000 in the aggregate; provided, however, nothing contained in the foregoing shall limit Seller's liability for any proration amounts provided for in this Agreement.

                 (3) No constituent partner in or agent of Seller, nor any partner, member, trustee, director, officer, employee, beneficiary, shareholder, participant, representative, advisor or agent of any entity that is or becomes a constituent partner in Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).

                 (4) To the extent that, after Closing, Seller receives insurance proceeds regarding any pre-Closing personal injury or property damage for which Buyer has been sued by a third party, Seller agrees to turn over, or cause to be turned over, such amounts of such insurance proceeds as shall finally be determined to be due any such third party claimant.

           C. Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

           D. Time of the Essence. Time is of the essence of this Agreement.

           E. Interpretation. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

           F. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Alabama.

           G. Successors and Assigns. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, Buyer may assign its interest in this Agreement to a limited partnership or limited liability company in which Buyer is the managing general partner or managing member, as applicable, and has not less than a 51% interest in capital and profits in such entity or to another affiliate controlled by, controlling or under common control with Buyer. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

           H. Notices. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

                 To Buyer:

                 CBL & Associates Properties, Inc.
                 One Park Place
                 6148 Lee Highway, Suite 300
                 Chattanooga, Tennessee 37421-6511
                 Attention: President
                 Facsimile: (423) 490-8662
                 Telephone: (423) 855-0001

                 With Copy To:

                 CBL & Associates Properties, Inc.
                 One Park Place
                 6148 Lee Highway, Suite 300
                 Chattanooga, Tennessee 37421-6511
                 Attention: Ms. Mary Ann Sinnott
                 Facsimile: (423) 490-8662
                 Telephone: (423) 855-0001

                 To Seller:

                 c/o JMB Realty Corporation
                 900 North Michigan Avenue
                 12th Floor
                 Chicago, Illinois 60611
                 Attention: Mr. Glenn Emig
                 Facsimile: (312) 915-1023
                 Telephone: (312) 915-2350

                 With Copy To:

                 Pircher, Nichols & Meeks
                 1999 Avenue of the Stars
                 Suite 2600
                 Los Angeles, California 90067
                 Attention: Real Estate Notices (GML)
                 Facsimile: (310) 201-8922
                 Telephone: (310) 201-8900

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given. Notice may be given by facsimile transmission and shall be deemed given upon actual receipt of the same by the party to whom the same is to be given (as evidenced by electronic confirmation thereof), provided a copy of such facsimile notice shall also be sent on the same day by mail or overnight courier as hereinabove provided.

           I. Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.

           J. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

           K. Incorporation of Exhibits. All exhibits attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement. The parties agree that, as to any exhibits which are noted as "To Be Attached", exhibits acceptable to Seller and Buyer shall be agreed upon by the parties within three (3) business days of the Effective Date (or this Agreement, and the obligations of the parties, shall thereupon terminate [except for those matters which survive termination hereunder]).

     THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION IS NOT INTENDED TO NOR SHALL CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR OPTION OR PROPOSAL OF ANY KIND FOR THE PURCHASE OF THE PROPERTY. IN NO EVENT SHALL ANY DRAFT OF THIS AGREEMENT CREATE ANY OBLIGATION OR LIABILITY, IT BEING UNDERSTOOD THAT THIS AGREEMENT SHALL BE EFFECTIVE AND BINDING ONLY WHEN A COUNTERPART HEREOF HAS BEEN EXECUTED AND DELIVERED BY EACH PARTY HERETO TO ESCROW HOLDER. ESCROW HOLDER SHALL DATE THIS AGREEMENT WITH THE DATE ON WHICH ESCROW HOLDER SHALL HAVE RECEIVED THIS AGREEMENT EXECUTED BY
BOTH BUYER AND SELLER (AND SUCH DATE SHALL BE THE "EFFECTIVE DATE" FOR PURPOSES HEREOF).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                      SELLER:

                      HUNTSVILLE MALL ASSOCIATES,
                      an Illinois general partnership

                      By:  JMB INCOME PROPERTIES, LTD-IV,
                            an Illinois limited partnership,
                            General Partner

                      By:  JMB REALTY CORPORATION,
                            a Delaware corporation,
                            General Partner

                      By:
                      Name:
                      Title:

                      BUYER:

                      CBL & ASSOCIATES PROPERTIES, INC.,
                      a Delaware corporation


                      By:
                      Name:
                      Title:

ESCROW HOLDER'S ACKNOWLEDGEMENT


     The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.


Effective Date: _______, 1998FIDELITY NATIONAL TITLE INSURANCE COMPANY

                         By:
                         Name:
                         Title:
                                       "Escrow Holder"

EXHIBIT LIST



     "A" - Property Description

     "B" - Personal Property

     "C" - Deed

     "D" - Bill of Sale, Assignment and Assumption Agreement

     "E" - Exceptions to Seller's Representations and Warranties

     "F" - Service Agreements

     "G" - Environmental Reports

     "H" - List of Leases

EXHIBIT "A"

Property Description


     ALL THAT CERTAIN LAND SITUATED IN THE STATE OF ALABAMA, COUNTY OF MADISON, DESCRIBED AS FOLLOWS:

EXHIBIT "B"

Personal Property

                           PERSONAL PROPERTY

     QUANTITY         ITEM

     3                Microwave Oven
     1                Instant Camera
     2                Refrigerator (Full Size)
     3                Refrigerator (Mini)
     2                Weather Radios
     19               Two-Way Radios
     19               Two-Way Radio Chargers
     2                Two-Way Radio Repeaters
     1                1995 Pick-up Truck
     1                1992 Sweeper Truck
     2                Floor Buffers
     5                Vacuums
     1                24 Volt Chargers
     1                36 Volt Chargers
     1                Floor Scrubber
     1                Lawn Tractor
     1                Scaffold
     Various          Floor Tile
     Various          Fluorescent Bulbs
     Various          Used uniforms
     5                Ladders
     2                Box Fans
     Various          Office Furniture
     Various          Hand Tools
     1                Gateway Computer System
     1                IBM Clone Computer System
     3                Computer Work Station
     5                Desks
`    1                Typewriter
     1                Coffee Maker
     2                Mirrors
     1                Two Drawer Filing Cabinet (Metal)
     7                Two Drawer Filing Cabinet (Wood)
     1                Conference Table
     6                Conference Chairs
     1                TV-VCR Combo Set
     19               Matted and Framed Prints
     8                Upholstered Office Chairs
     3                Executive Chairs
     3                Typing Chairs
     2                Stenographer Chairs
     1                Floor Lamp
     2                Bookcases
     4                Table Lamps
     1                Paper Cutter
     1                Paper Shredder
     1                Industrial Stapler
     1                Postage Scale
     2                Plant Tables
     1                Credenza
     1                At&T Phone
     2                Space Heaters
     4                HP Computers
     6                HP Printers
     1                Television Cart
     1                Message Board
     1                ADT System
     5                Motion Detectors
     1                Digital Alarm Keypad
     1                Check Machine
     1                Answering Machine
     1                Magazine Table
     3                Time Clocks
     1                Cash Register
     1                Credit Card/Check Verifier Machine
     1                Fax Machine
     5                Power Strips
     3                Electric Pencil Sharpener
     4                Wheelchairs
     3                Character Stroller
     1                Infant Stroller
     3                Brass Planters
     1                Ribbon Holder
     1                Gift Wrap Stand
     4                Gift Wrap Holders
     1                Farmhouse Dinette Set (1 Table, 4 Chairs)
     1                Leather Sofa
     1                Leather Love Seat
     2                Side Chairs
     2                End Tables
     1                Coffee Table
     1                Copier
     1                Coin Operated Mechanism For Copier
     1                Copier Cart
     1                Drop Safe
     7                Ten-Key Printing Calculators
     1                Norstar Phone System
     8                Norstar Phones
     1                Battery Backup
     1                Easter Set
     1                Christmas Set
     48               Christmas Chambeaus
     Various          Metal Fencing
     30               Folding Chairs
     10               6' Folding Tables
     Various          Props and Decorations
     Various          Marquee Letters
     1                Podium
     1                Stage Set
     1                Sound System
     2                Speakers
     6                Sign Holders
     1                Oscillating Fan
     42               Concrete Exterior Planters
     60               Interior Planters
     1                Bicycle Rack
     4                Outside Trash Cans
     40               Common Area Trash Cans
     33               Common Area Park Benches
     20               Office Wastebaskets
     1                Gas Powered Generator

EXHIBIT "C"

Deed

SPECIAL WARRANTY DEED

(Parkway City Mall; Huntsville, Alabama)


     KNOW ALL MEN BY THESE PRESENTS, that HUNTSVILLE MALL ASSOCIATES, an Illinois general partnership ("Seller"), having an office at 900 North Michigan, Chicago, Illinois 60611, for and in consideration of the sum of Ten Dollars ($10) and other good and valuable consideration, in hand paid by _______________, a ______________ ("Buyer") having an office at
________________, ____________, _____________, the receipt whereof Seller hereby acknowledges, does hereby grant, bargain and sell unto said Buyer, all of Seller's rights, title and interest in and to the real property described on Exhibit "A" attached hereto and made a part hereof.

     SUBJECT TO: (a) all liens, encumbrances, easements, covenants, conditions and restrictions of record; (b) all matters which would be revealed or disclosed in an accurate survey; (c) all matters that would be revealed or disclosed by a physical inspection; (d) interests of tenants in possession; (e) a lien for taxes for real property and personal property, and any general or special assessments, to the extent not yet delinquent; and (f) zoning ordinances and regulations and any other applicable laws, ordinances, or governmental regulations.

     TO HAVE AND TO HOLD the aforegranted premises, buildings and improvements as aforesaid, to said Buyer and its successors and assigns forever.

     AND Seller does hereby covenant with the Buyer that, subject to the foregoing matters: Seller is lawfully seized in fee of the aforegranted premises; the same are free of all encumbrances; Seller has good right to sell and convey the same; and Seller shall warrant and defend the said premises to the said Buyer, its successors and assigns forever against the lawful claims and demands of persons claiming by, through or under Seller, but not otherwise.

     IN WITNESS WHEREOF, Seller has caused this instrument to be signed, sealed and delivered as of __________________, 1998.

                            HUNTSVILLE MALL ASSOCIATES,
                            an Illinois general partnership

                            By:   JMB INCOME PROPERTIES, LTD-IV,
                                  an Illinois limited partnership,
                                  General Partner

                            By:   JMB REALTY CORPORATION,
                                  a Delaware corporation,
                                   General Partner


                            By:
                            Name:
                            Title:

EXHIBIT "D"

Bill of Sale, Assignment and Assumption Agreement

BILL OF SALE, ASSIGNMENT AND ASSUMPTION

(Parkway City Mall; Huntsville, Alabama)


     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, HUNTSVILLE MALL ASSOCIATES, an Illinois general partnership ("Seller"), hereby sells, transfers, assigns and conveys to _______________________________ __________________________ ("Buyer"), the
following:

     1. Personal Property. All right, title and interest of Seller in and to those items of tangible personal property ("Personal Property") described in Exhibit "A" attached hereto and made a part hereof and relating to the "Property", as hereinafter defined.

     2. Leases. All right, title and interest of Seller in and to all leases ("Leases") relating to the Property, including, without limitation, those described in Exhibit "B" attached.

     3. Service Agreements. All right, title and interest of Seller in and to all contracts, service agreements and other operating agreements ("Service Agreements") relating to the Property including, without limitation, those described in Exhibit "C" attached hereto.

     4. Intangible Property. All right, title and interest of Seller, to the extent assignable, in and to all contract rights, agreements, tenant lists, governmental permits, licenses and approvals, advertising material, telephone exchange numbers and the name "Parkway City Mall" (collectively, the "Intangible Property") directly relating to the Property.

This Bill of Sale, Assignment and Assumption is given pursuant to that certain Purchase Agreement ("Agreement") dated as of __________, 1998, between the Seller and Buyer, respecting the purchase and sale of that certain shopping center commonly known as "Parkway City Mall" located in the Huntsville, Alabama, (the "Property"). The Agreement provides for, among other things, the assignment provided for herein. The covenants, agreements, and limitations (including, but not limited to, the limitations of liability provided in paragraph 9B of the Agreement) provided in the Agreement with respect to the property conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer, and their respective successors and assigns. The property and rights conveyed hereunder are is conveyed "as is", without warranty or representation, except as expressly provided in (and subject to the limitations of) the Agreement.

     DATED:  As of _______________, 199__.

                            HUNTSVILLE MALL ASSOCIATES,
                            an Illinois general partnership

                            By:   JMB INCOME PROPERTIES, LTD-IV,
                                  an Illinois limited partnership,
                                  General Partner

                            By:   JMB REALTY CORPORATION,
                                  a Delaware corporation,
                                  General Partner


                            By:
                            Name:
                            Title:


     As of this ____ day of _______________, 199__, Buyer hereby accepts the foregoing assignment of Leases, Service Agreements and other contracts and agreements assigned hereby and agrees to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Seller thereunder, to the extent the same arise from and after the date hereof.


                      By:
                      Name:
                      Title:
                                                   "Buyer"

EXHIBIT "E"

Exceptions to Seller's Representations and Warranties



     None, except the following Litigation Matters:

EXHIBIT "F"

Service Agreements




     Cherry Hill                  Santa & Easter Photo
     Huntsville Home Gallery      Advertising
     Huntsville Times             Advertising
     Outdoor Communication Inc.   Billboard
     Botanical Design             Interior Landscaping
     North Alabama Lawn Care      Exterior Landscaping
     Cook's Pest Control          Pest Control
     Grinnel Fire Protection      Sprinkler System
     ADT                          Fire Alarm Monitoring
     BFI                          Waste Removal
     Hall's Heating & Air         HVAC Preventative Maint.
     Sprint                       Long Distance
     Sprint                       Data-Computer Network
     Pitney Bowes                 Fax Lease
     Pitney Bowes                 Postage          Meter Lease
     Xerox                        Copier Lease
     Professional Window Service  Transom Window Cleaning
     Muzak                        Lease of Equip. & Monthly Music Fee
     Metrocall                    Pagers - Property, Security,
                                  Maintenance Managers
     Bell South Mobility          Mobile Phone - Property Manager
     GMAC Lease                   1998 Chevrolet Pick Up Truck
     Infinitel Pay Phones         Common Area Public Pay Phones
     Advanced Alarm Company       Management Office Burglar Alarm

EXHIBIT "G"

Environmental Reports



Asbestos Survey Report, dated May 1998, prepared by Mid-South Testing, Inc.

Limited Phase I Environmental Site Assessment, dated May 15, 1998, prepared by Mid-South Testing, Inc.

Report of Asbestos Survey, Montgomery Ward Buildings, dated October 13, 1997, prepared by law Engineering and Environmental Services, Inc. for Proffitt's, Inc.

Phase I Environmental Site Assessment, Montgomery Ward, dated October 23, 1997, prepared by Law Engineering and Environmental Services Inc. for Proffitt's, Inc.

No Further Action Letter, dated December 31, 1992, from the Alabama Department Environmental Management re: Montgomery Ward Site/UST

Montgomery Ward UST Closure Report to Groundwater Section Water Division, Alabama Department of Environmental Management, dated October 3, 1989, prepared by Environmental Testing Services, Inc.

EXHIBIT "H"

                            List of Leases

                                LEASES

                                Anchors
     McRae's
           Lease Summary dated January 4, 1963
           First Amendment dated October 21, 1963
           Lease Modification Agreement dated November 8, 1963 Lease Modification Agreement #2 dated April 23, 1975 Lease Modification Agreement #3 dated January 19, 1976 Lease Modification Agreement #4 dated August 5, 1976 Lease Modification Agreement #5 dated March 19, 1982 Lease Modification Agreement #6 dated May 18, 1987 Lease Modification Agreement #7 dated May 29, 1987 Lease Modification Agreement #8 January 26, 1994

     Parisian
           Lease Summary dated March 28, 1975
           Lease Modification Agreement #1 dated July 11, 1975 Lease Modification Agreement #2 dated October 29, 1975 Lease Modification Agreement #3 dated December 26, 1985 Lease Modification Agreement #4 dated August 16, 1994

     Proffitt's
           Lease Summary dated June 2, 1958
           Supplemental Agreement dated April 21, 1959
           Supplemental Agreement dated August 17, 1962
           Supplemental Agreement dated August 27, 1976
           Letter dated October 1, 1974
           Letter dated January 24, 1978
           Supplemental Agreement dated July 28, 1993
           Assignment Agreement dated February 5, 1998

     Mall Shops
           Argosy
                 Lease Agreement dated March 23, 1989

           Bragg Gallery
                 Short Term Lease dated January 20, 1998

           Burch & Hatfield Formal Wear
                 Lease Agreement dated March 12, 1990

           Cellular Sales
                 Short Term Lease dated December 18, 1997

           The Castner-Knott Dry Goods Company
                 Lease Agreement dated April 23, 1997

           Chick-Fil-A
                 Lease Agreement dated May 31, 1991

           Claire's Boutiques, Inc.
                 Lease Agreement dated October 25, 1989

           The Great American Cookie Company
                 Lease dated December 23, 1979
                 Lease Extension Agreement dated November 29, 1995 Lease Extension Agreement dated December 21, 1997

           County Seat
                 Lease Agreement dated March 8, 1991
                 Attachment dated March 8, 1991

           Crown Jewelers
                 Short Term Lease dated January 27, 1998

           Dollar Tree
                 Lease Agreement dated December 15, 1994

           The Electronics Boutique, Inc.
                 Lease Agreement dated September 27, 1991

           First Commercial Bank
                 Lease Dated October 27, 1978
                 Lease Modification Agreement dated January 11, 1977 Lease Extension Agreement dated September 3, 1996

           Foot Locker
                 Lease Agreement dated February 1, 1994

           General Nutrition Center
                 Lease Agreement dated September 6, 1990

           Gold Factory
                 Short Term Lease dated December 18, 1997

           Great Panda
                 Lease Agreement dated February 24, 1992

           Henig Furs
                 Short Term Lease dated May 10, 1996
                 Amendment No. One to Lease dated May 22, 1997

           Hibbett Sporting Goods, Inc.
                 Lease Agreement dated October 1, 1987
                 Lease Termination Agreement dated October 1, 1987 Lease Extension Agreement dated January 31, 1998

           Huntsville Art League Gallery
                 Short Term Lease dated April 17, 1997

           I Cant Believe It's Yogurt
                 Short Term Lease dated December 18, 1997

           Lane Bryant
                 Lease Agreement dated October 14, 1986

           Lerner New York
                 Lease Dated March 14, 1983
                 First Amendment to Lease dated February 1, 1996

           Lynn's Hallmark
                 Lease Agreement dated April 1, 1991
                 Lease Extension Agreement dated January 11, 1996
                 Lease Extension Agreement dated December 21, 1997

           Marks & Morgan Jewelers, Inc. dba Freidman's Jewelers
                 Lease Agreement dated March 12, 1990

           Merle Norman
                 Lease Agreement dated July 26, 1995

           Naturalizer/Buster Brown
                 Lease Agreement dated February 15, 1994

           Options Gifts
                 Short Term Lease dated January 15, 1998

           Orange Julius
                 Short Term Lease dated December 18, 1997

           Photo Pronto
                 Short Term Lease dated February 6, 1998

           Piccadilly Cafeterias, Inc.
                 Lease Agreement dated May 10, 1994

           Pearle Vision
                 Lease Agreement dated March 10, 1997
                 Lease Extension Agreement dated January 31, 1998

           Rack Room Shoes, Inc.
                 Lease Agreement dated February 8, 1995

           Radio Shack
                 Lease Agreement dated May 31, 1995

           Red's Ice Cream
                 Short Term Lease dated December 18, 1997

           Regency Jewelers
                 Lease Agreement dated January 17, 1995
                 Lease Extension Agreement dated May 23, 1997

           Regis Hairstylist
                 Lease Agreement dated August 21, 1975
                 Lease Modification No. 1 dated March 30, 1976

           Sbarro
                 Lease Agreement dated April 3, 1987
                 Lease Amendment dated May 21, 1992
                 Lease Amendment dated February 17, 1994
                 Partial Rent Abatement Agreement dated July 24, 1996

           Shoe Doctor
                 Lease Agreement dated July 25, 1994
                 Lease Amendment dated September 12, 1995

           String Shop, Inc.
                 Short Term dated December 18, 1997

           T & S Jewelers
                 Short Term dated December 16, 1996

           Things Remembered
                 Lease Agreement dated July 1, 1995

           Tropik Sun Fruit & Nut
                 Short Term Lease dated December 18, 1997

           Turtle Creek
                 Short Term Lease dated December 18, 1997

           Walden Books
                 Lease Agreement between dated June 10, 1986
                 Amendment No. One to Lease dated January 27, 1997 Lease Extension dated January 31, 1998